CCA INDUSTRIES, INC.

            NOTICE OF ANNUAL MEETING OF SHAREHOLDERS
                          JUNE 15, 2005





TO THE SHAREHOLDERS:

      NOTICE IS HEREBY GIVEN that the Annual Meeting of the Shareholders of CCA INDUSTRIES, INC., a Delaware corporation (hereinafter, the "Company") will be held on June 15, 2005, at 12 noon, at the Grand Hyatt Hotel, 42nd Street and Grand Central, New York, NY, for the following purposes:

Management Proposals

  1. To elect directors to serve on the Board of Directors for the ensuing year.

  2. To approve management's appointment of KGS LLP, formerly known as Sheft Kahn & Company LLP ("KGS") as the Company's independent certified public accountants for the fiscal year ending November 30, 2005.

  3.   Approval of the Company's Amended and Restated Stock Option
       (Incentive) Plan.



  Such other business, if any, as may properly come before the meeting or any adjournment thereof, shall also be considered.

  The identified proposals are more fully described, and related information is presented, in the Proxy Statement accompanying this Notice.

  Only shareholders of record at the close of business on May 2, 2005 are entitled to notice of the meeting, and to vote at the meeting and at any continuation or adjournment thereof.

                            BY ORDER OF THE BOARD OF DIRECTORS



                            Ira W. Berman
                            Chairman of the Board

East Rutherford NJ
May 2, 2005


        WHETHER OR NOT YOU PLAN TO ATTEND THIS MEETING, YOU ARE URGED TO COMPLETE, SIGN AND RETURN THE ENCLOSED PROXY CARD. NO POSTAGE NEED BE AFFIXED IF MAILED IN THE UNITED STATES AND IN THE ENVELOPE PROVIDED THEREFOR.

                      CCA INDUSTRIES, INC.
                East Rutherford, New Jersey 07073
                      www.ccaindustries.com

                         PROXY STATEMENT


  The enclosed proxy is solicited on behalf of the Board of Directors of CCA INDUSTRIES, INC., a Delaware corporation (hereinafter, the "Company"), for use at its Annual Meeting of Shareholders to be held on June 15, 2005 at 12 noon.
Shareholders of record on May 2, 2005 will be entitled to vote. The meeting will be held at the Grand Hyatt Hotel, 42nd and Grand Central, New York, NY.

  The Company intends to mail this Proxy Statement, and the Company's Annual Report for the 2004 fiscal year, on or about May
10, 2005.

                           I. GENERAL

  A. Voting

  The Company, as provided in and by its Certificate of Incorporation, has two authorized classes of common stock, denominated Common Stock and Class A Common Stock, and one authorized class of preferred stock, denominated Preferred Stock.

  On March 4, 2005, there were 6,156,803 shares of Common Stock and 967,702 shares of Class A Common Stock outstanding.

  At the date of this statement, no Preferred Stock is issued, and the Board has no pending negotiation or plan concerning any expected issuance of Preferred Stock.

  Owners of Common Stock and owners of Class A Common Stock are entitled to one vote for each share of stock held, and the voting and other rights of each class are equivalent except in respect to the election of directors.

  In respect to the election of directors, the Class A Common Stock shareholders have the right to elect four directors and the Common Stock shareholders have the right to elect three. (In consequence, no proposal to alter or change the right of Class A Common Stock shareholders to elect a majority of directors could be effectively voted unless a separate majority of Class A Common Stock shares were voted therefor.)

  A quorum, counting proxies and shares represented in person, is necessary to the voting upon proposals proposed by Management, and other business that may properly come before the Annual Meeting. Fifty percent (50%) of all outstanding shares constitutes a quorum for all purposes other than the election of
directors.   In respect thereof, fifty percent (50%) of the
outstanding shares of Common Stock is a quorum for the election of directors to be elected by the holders of Common Stock, and Fifty percent (50%) of the outstanding shares of Class A Common Stock is a quorum for the election of directors to be elected by holders of Class A Common Stock.

  Nonvoting of shares (whether by abstention, broker non-vote or otherwise), other than the potential effect of denying a quorum, has no impact on voting.

  B. Share Ownership of Directors, Officers and 5% Owners

  The following table sets forth certain information regarding the ownership of the Company's Common Stock and Class A Common Stock as of March 4, 2005 by (i) all those known by the company to be owners of as much as five (5%) percent of the outstanding shares of Common Stock and/or Class A Common Stock, (ii) Each Officer and Director, and (iii) Officers and Directors as a group. Moreover, it presents individual ownership of "Option Shares," and the aggregate Option Shares ownership of Officers and Directors (with Option Shares representing the number of shares purchasable upon exercise of options exercisable within 60 days). Unless otherwise indicated, each of the shareholders has sole voting and investment power with respect to the shares owned (subject to community property laws, where applicable), and is beneficial owner of them.

                                                                                Ownership
                                                                                   As a
                                                                               Percentage of
                                                                                All Shares
                                                                               Outstanding/
                             Number of Shares Owned                               Assuming
                                           Class A                               Ownership
Name and Address          Common Stock   Common Stock      Option Shares  Option Shares Exercise
David Edell                  206,235        484,615           67,500             9.7/10.5%
c/o CCA Industries, Inc.

Ira W. Berman                214,965        483,087           73,000             9.8/10.7%
c/o CCA

Drew Edell                   123,108           -              15,000             1.7/1.9%
c/o CCA

Dunnan Edell                  42,075           -              90,000             0.6/1.8%
c/o CCA

Jack Polak                    28,254           -              25,000             0.4/0.74%
195 Beech Street
East Chester, NY 10709

Stanley Kreitman              10,200           -              15,000             0.1/0.35%
c/o CCA

Robert Lage                     -              -                -                0.0/0.0%
c/o CCA

John Bingman                    -              -              10,000             0.0/0.14%
c/o CCA

Officers & Directors          624,837       967,702          295,500



                           Table Notes

  The numbers shown as "Option Shares" assume that the unexercised options, exercisable within 60 days have been exercised (and, that subject shares, not actually owned, are actually owned). The percentage ownership figure, "Assumed Ownership-Option Shares," aggregates the assumptions for the group of Officers and Directors and, for each individual owner, presents a measurement which assumes that the particular individual has exercised such options and purchased subject shares, but that no other owner of such options has "exercised and purchased." The category "as a group" assumes exercise of all unexercised options by table-represented parties. See
Section IV with reference to the options outstanding.

  David Edell and Ira Berman own all of the outstanding shares of Class A Common Stock.

  Messrs. David Edell, Dunnan Edell, and Ira W. Berman were officers and directors in fiscal 2004. Drew Edell and John
Bingman are officers. Messrs. Polak, Kreitman and Lage are directors.

C. EXECUTIVE COMPENSATION

i. Summary Compensation Table

    The following table summarizes compensation earned in the 2004, 2003 and 2002 fiscal years by all of the executive officers whose fiscal 2004 compensation exceeded $100,000, including the Chief Executive Officer (the "Named Officers").

                         Annual Compensation

Name and Principal Position           Year      Salary     Bonus     Other (I)

David Edell,                          2004     $656,357   $573,543    $38,294
Chief Executive                       2003      619,205    459,240     39,476
Officer                               2002      584,155    332,060     40,152

Ira. W. Berman,                       2004     $656,357   $573,543    $24,739
Secretary and                         2003      619,205    459,240     29,499
Executive                             2002      584,155    332,060     27,475
Vice President

Dunnan Edell,                         2004     $312,692   $ 95,000    $ 5,305
President                             2003      282,692     50,000     11,391
                                      2002      253,172     45,000      7,281

Drew Edell                            2004     $222,596   $ 50,000    $ 1,951
Vice President                        2003      200,000     25,000      5,081
Operations                            2002      203,845     25,000      1,178

John Bingman                          2004     $111,980   $ 40,000    $ 1,005
Treasurer                             2003      105,128     25,000      2,696
                                      2002       99,843     20,000      3,037

Joel Last,                            2004     $167,077   $ 40,900    $   185
Vice President                        2003      160,000     32,000      4,833
Sales                                 2002      160,000     15,000      5,984

Patrick Haberman,                     2004     $156,922   $ 39,625    $ 6,000
Vice President                        2003      152,077     31,350      9,278
Sales                                 2002      150,000     10,000      9,603



i. Includes the personal-use value of Company-leased automobile, the value of Company-provided life insurance, and health insurance that is made available to all employees.

ii. Fiscal 2004 Option Grants and Option Exercises, Year-End
    Option Valuations, Option Repricing

   Options Issued To Named Officers and Directors During 2004

                         Date             No.
                          of            Options
                         Grant          Granted          Price

     David Edell      6/16/2004         25,000          $ 9.00
     Ira W. Berman    6/16/2004         25,000          $ 9.00
     Dunnan Edell     6/16/2204         15,000          $ 8.25
     Drew Edell       6/16/2004         15,000          $ 8.25
     John Bingman     6/16/2004         10,000          $ 8.25


  The next table identifies 2004 fiscal-year option exercises by Named Officers and reports a valuation of their options.

             Fiscal 2004 Aggregated Option Exercises
               and November 30, 2004 Option Values

                                              Number of Shares    Value of
                                                 Covered by     Unexercised
                 Number of                      Unexercised    In-the-Money
              Shares Acquired                    Options at      Options at
               On Exercise    Value Realized   Nov. 30, 2004  Nov. 30, 2004 (1)

David Edell       10,000       $   80,000         112,500         $968,750
Ira W. Berman     30,000       $  240,000         112,000         $963,500
Dunnan Edell        -                -             90,000         $828,750
Drew Edell        75,000       $  468,750          15,000         $ 41,250
Stanley Kreitman  10,000       $   68,500          15,000         $157,500
Jack Polak          -                -             25,000         $262,500
John Bingman        -                -             10,000        $  27,500
---------------------
(1) Represents the difference between market price and the respective exercise prices of options at November 30, 2004.

  The following table identifies the stock options held by the Named Officers and all other officers and directors, the exercise prices of which have been reduced during the past 10 years.

                             Repriced Options
                                 Original

               Number of Shares    Grant Date     Price     Date Repriced - New Prices
David Edell         100,000        Aug. 1 1997    $2.50         5/24/01        $.50
Ira W. Berman       100,000        Aug. 1 1997    $2.50         5/24/01        $.50
Dunnan Edell         50,000        Aug. 1 1997    $2.50         5/24/01        $.50
Drew Edell           50,000        Aug. 1 1997    $2.50         5/24/01        $.50
Stanley Kreitman     25,000        Aug. 1 1997    $2.50         5/24/01        $.50
Dunnan Edell         25,000        June 1 1995    $4.50         5/24/01        $.50
Drew Edell           25,000        June 1 1995    $4.50         5/24/01        $.50
Rami Abada           25,000        Aug. 1 1997    $2.50         5/24/01        $.50
Jack Polak           25,000        Aug. 1 1997    $2.50         5/24/01        $.50

(1) On November 3, 1998, the full Board of Directors authorized the repricing in consequence of a declining market valuation, inconsistent with the Company's realizable value. The market price of the Common Stock at the date of repricing was $1.00; and, at that date, the original option terms (10 years from August 1, 1997) had approximately 8 years and 10 months to run. When the options were originally issued, on August 1, 1997, the market price of the Company's Common Stock was $2.50. On May 24, 2001, the company repriced the options again when the market price was $.50.

(2) On June 10, 2000, the full Board of Directors authorized the repricing in consequence of a declining market valuation, inconsistent with the Company's realizable value. The market price of common stock at the date of repricing was $1.10; and at that date the original terms (5 years from June 10, 1995) were extended for an additional 5 years. When the options were originally issued on June 10, 1995, the market price of the Company's common stock was $3. On May 24, 2001, the Company repriced the options again when the market price was $.50, and changed the expiration date to August 1, 2007.

iii. Compensation of Directors

  Each outside director (Messrs. Kreitman, Polak, and Lage) was paid $3,000 for the first meeting of fiscal 2004 and $5,000 thereafter per meeting for attendance of board meetings in fiscal 2004. Robert Lage, Chairman of the Audit and Compensation committee, provided review services for which he received $30,000 as aggregate compensation for attendance at board meetings and audit and compensation review services. No other compensation was paid to any director for directorship duties or meeting attendance. No independent director was granted any options in 2004.

  The full Board of Directors met four times in fiscal 2004.

iv. Executive Compensation Principles; Audit and Compensation
Committees

  The Audit Committee and the compensation Committee is comprised of Messrs. Stanley Kreitman, Jack Polak, and Mr. Robert Lage.
(See Proposal No. 1. Included there, in the biographies of the persons proposed for election to the Board, are particular
"Credentials" of Messrs. Kreitman, Polak and Lage.)

  (An Audit Committee Charter was adopted by the full Board of Directors in fiscal 2000, and a copy of it was appended to the Proxy Statement disseminated for and in respect of the Company's 2001 Annual Meeting and was subsequently amended to conform to the current regulations.)

  Regarding fiscal 2004, the Audit Committee (a) reviewed and discussed the Company's audited financial statements, with management; (b) received and discussed the information required to be discussed, pursuant to Auditing Standards and S.E.C. regulations, with the Company's independent auditors; (c) received written disclosures, and the letter concerning same, from the independent auditors as required by S.E.C. regulations and described by Independence Standard Board Standards; (d) discussed the independence of the auditors, with the auditors; and (e) recommended that the audited financial statements be included in the Company's Annual Report on Form 10-K.

v. Employment Contracts/Compensation Program

  The Company's Executive Compensation Program, administered by the Compensation Committee (the membership of which is the same as the Audit Committee), is based on guiding principles designed to align executive compensation with Company values and objectives, business strategy, management initiatives, and financial performance, and has an established program to:

.. Reward executives for long-term strategic management and the enhancement of shareholder value.

.. Integrate compensation programs with both the Company's annual and long-term strategic planning.

.. Support a performance-oriented environment that rewards performance not only with respect to Company goals, but also
   Company performance as compared to industry-performance levels.

  The total compensation program consists of both cash and equity based compensation. The Compensation Committee determines the level of salary and bonuses, if any. The Committee determines the salary or salary range based upon competitive norms. Actual salary changes are based upon performance.

  On March 17, 1994, the Board of Directors approved l0-year employment contracts (herein below, the "Edell/Berman Contracts") for David Edell and Ira Berman (with Mr. Edell and Mr. Berman abstaining). Pursuant thereto, each was provided a base salary of $300,000 in fiscal 1994, with a year-to-year CPI or 6% increment, plus 2.5% of the Company's pre-tax income, less depreciation and amortization (the "2.5% measure"), plus 20% of the base salary, as bonus.

  In February 1999, the 2.5% measure in the bonus provisions of the Edell/Berman Contracts was amended so as to calculate it against earnings before income taxes, less depreciation, amortization, and expenditures for media and cooperative advertising in excess of $8,000,000.

  On May 24, 2001, the Edell/Berman Contracts were amended to increase their base annual salaries to $400,000, and to extend the terms through November 30, 2007, and on October 16, 2002, their contracts (otherwise unamended), were extended to December 1, 2010.

  David Edell's sons, Dunnan Edell and Drew Edell have 5-year employment contracts that expire November 30, 2007, providing base annual salaries of $270,000 and $200,000, respectively. Both salaries were amended to $300,000 and $222,900 respectively. On April 1, 2005, Drew Edell's salary was increased to $247,900.

  Long-term incentives are provided through the issuance of stock options.

vi. Stock Option Plans

  The Company's 1994 Stock Option Plan covered 1,000,000 shares of its Common Stock. (The 1994 Plan has expired; but there are 215,500 stock options issued under the 1994 Plan outstanding, and yet exercisable to purchase 215,500 shares of Common Stock at $0.50 per share.)

  On July 9, 2003, the Company's 2003 Stock Option Plan was approved by the shareholders at the Company's Annual Meeting.
The Stock Option Plan covers 1,000,000 shares of the Company's stock. 105,000 options were issued on March 9, 2004, 50,000 were exercisable at $9.00 per share: 25,000 each to David Edell and Ira W. Berman. The remaining 55,000 shares were exercisable at $8.25 as follows: 15,000 shares were issued each to Dunnan Edell and Drew Edell and 10,000 each to John Bingman and Elias Ciudad
and 5,000 shares to a consultant to the Company.    On August 25,
2004, another 25,000 shares were issued to key employees exercisable at $7.50 per share.

The 1994 and 2003 Stock Option Plans provided:

  (1)For the granting of two types of options: "Incentive Stock Options" and "Nonqualified Stock Options". The Incentive Stock Options (but not the Nonqualified Stock Options) are intended to qualify as "Incentive Stock Options" as defined in Section 422(a) of The Internal Revenue Code. The Plans are not qualified under
     Section 401(a) of the Code, nor subject to the provisions of the Employee Retirement Income Security Act of 1974.

  (2)For option grants to employees (including officers and directors who are also employees) and consultants of the Company (provided, however, that Incentive Stock Options may not be granted to any non-employee director or consultant).


                                 Stock Option Plan Information

                                                (a)                        (b)                 (c)

Plan Category  . . . . . . . . . . .    No. of Securities to be    Weighted average    No. of securities
                                        issued upon exercise       exercise price of   remaining available
                                        of outstanding options     outstanding options for future issuance
                                                                   warrants and rights under equity
                                                                                       compensation plans
                                                                                       (excluding securities
                                                                                       reflected in column (a)

Stock Option Plan....................          215,500                    $.59                  -0-
approved by security
holders in 1994

Stock Option Plan   . . . ..                   130,000                   $8.39                  -0-
approved by security
holders in 2003


        Proposed Amendment to the 2003 Stock Option Plan approved by security holders on July 9, 2003.

The following is a brief description of certain important features of the Amended and Restated 2003 Stock Option Plan presented to shareholders for approval at this meeting. The full text of the plan is annexed hereto as Exhibit A. The summary is qualified in its entirety by reference to Exhibit A.

An amended plan is proposed to allow the administrative committee additional incentives to keep personnel so that in the committee's discretion, they can offer incentive stock options, nonqualified stock options restricted shares and/or stock appreciation rights.

Under the new regulations, the issuance of incentive stock options or nonqualified options required an immediate cost to the statement of operations of the value of the options issued. The restricted shares and stock appreciation rights do not require the expense upon issuance, but only upon the vesting of the restricted shares or the stock appreciation rights. Under the new regulations, a company must report the value of the ISOs or nonqualified stock options as expenses upon issuance in the period in which the options were issued. Under certain restricted provisions, the restricted shares and the stock appreciation rights, the committee has the right, in their discretion, to require certain performance standards before the vesting of either the restricted shares or the stock appreciation rights. The committee will provide the performance qualifications for the vesting and/or exercise which may include, but are not limited to, (a) revenue growth of the company, (b) earnings per share, (c) EBITDA, (d) term, (e) stock price appreciation, (f) cap on the number of shares to be issued, (g) term of vesting and the amount of shares that may be exercised in any one fiscal year. The Company has been advised that depending on the performance restricted issued required for the vesting and the exercise, (subject to IRS approval), the value of the issuance of the restricted shares and/or stock appreciation rights may not be determinable for the purposes of an expense to the Company's statement of operations upon issuance.

  Effect of Issuance of Restricted Shares on Statement of Operations

In order to not create a stock option which may be charged against the statement of operations when issued, the restricted shares must require certain delineated performance standards so that the restricted shares cannot be qualified as having a definable accounting value. When all performance standards are met, the company will be required to report the value of restricted shares as an expense on the date of performance or on the date of vesting. However, there is no assurance that the decision of the committee will be accepted by accounting standards under the new regulations to defer the exact date of the values of the restricted shares or the stock appreciation rights must be taken on the company's statement of operations.

  Effect of Issuance of Stock Appreciation Rights on Statement of
  Operations

Stock appreciation rights means a right granted to receive a payment in cash or in stock to the excess of the fair market value of the stock on the date of exercise over the purchase price of the stock on the date of the issuance of the stock on the date of grant. The dilution to the company on the date of issuance of the stock pursuant to the stock appreciation rights grants is to the extent that the excess of increase in the value of the stock is the value of the stock price times the number of units issued. That quotient determines the number of shares that the company must issue at the fair market value on the date of exercise. The dilution of the stock appreciation rights shares is substantially less to the company than the dilution on the issuance of shares pursuant ISOs and nonqualified stock options. However, there is no assurance that the decision of the committee will be adopted by accounting standards under the new regulations to defer the exact date of the values that the stock appreciation rights granted on the Company's statement of operations.

  Federal Income Tax Consequences of the Long-Term Equity
  Compensation Plan

Incentive Stock Options. The grant of an option is not a taxable event for the grantee or the Company. With respect to "incentive stock options," a grantee will not recognize taxable income upon grant to exercise of an incentive option, and any gain realized upon a disposition of shares received pursuant to the exercise of an incentive option on the exercise date over the option will be taxed as long term capital gain if the grantee holds the shares for at least two years after the date of grant and for one year after the date of exercise. However, the excess of the fair market value of the shares subject to an incentive option on the date of exercise over the option exercise price generally will be included in the grantee's alternative minimum taxable income for the purposes of the alternative minimum tax. This excess increases the grantee's basis in the shares for purposes of the alternative minimum tax but not for the purposes of the regular income tax. A grantee may be entitled to a credit against regular tax liability in future years for minimum taxes paid with respect to the exercise of incentive options (e.g., for a year in which the shares are sold at a gain). The Company and its subsidiaries will not be entitled to any business expense deduction with respect to the grant or exercise of an incentive
option held for the requisite holding period.   If the grantee
fails to hold the shares for the requisite holding period, the exercise of the incentive option will have the same tax treatment as the exercise of a non-qualified option.

For the exercise of an incentive option to qualify for the foregoing tax treatment, the grantee generally must be an employee of the Company or a subsidiary from the date the option is granted through a date within three months before the date of exercise. There is no difference in the treatment for one who terminates employment prior to or after attaining normal
retirement age.   In the case of a grantee who is disabled, this
three-month period is extended to one year. In the case of an employee who dies, the three-month period and the holding period for shares received pursuant to the exercise of the option are waived.

Non-qualified Options. Upon exercising a non-qualifying option, a grantee generally will recognize ordinary income in an amount equal to the difference between the exercise price and the fair market value of the Common Stock on the date of grant. If the Company complies with applicable reporting requirements and with the restrictions of Section 162(m) of the Internal Revenue Code, it will be entitled to a business expense deduction in the same amount, subject to applicable limitations on the deduction of amounts becoming vested as a result of a change of control. Upon a subsequent sale or exchange of shares acquired pursuant to the exercise of a nonqualifying option, the grantee will have taxable gain or loss, measured by the difference between the amount realized on the disposition and the tax basis of the shares generally, the amount paid for the shares plus the amount treated as ordinary income at the time the option was exercised).

Restricted Stock. A grantee who is awarded restricted stock will not recognize any taxable income for federal income tax purposes in the year of the award, provided the shares of Common Stock are subject to restrictions (that is, the restricted stock is nontransferable and subject to substantial risk of forfeiture). However, the grantee may elect under Section 83(b) of the Internal Revenue Code to recognize compensation income in the year of the award in an amount equal to the fair market value of the Common Stock on the date of the award (less the purchase price, if any), determined without regard to the restrictions.
If the grantee does not make such a Section 83(b) election, the fair market value of the Common Stock on the date of the award (less the purchase price, if any), will be treated as compensation income to the grantee and will be taxable in the year the restrictions lapse and dividends paid while the common Stock is subject to restrictions will be subject to withholding taxes. If the Company complies with applicable reporting requirements and with the restrictions of Section 162(m) of the Internal Revenue Code, the Company will be entitled to a business expense deduction in the same amount and generally at the same time as the grantee recognizes ordinary income.

Under Section 409A of the Internal Revenue Code, deferred compensation is subject to immediate taxation and a 20% excise tax unless the arrangement complies with Section 409A both by its terms and in operation. Good faith operational compliance is required as of January 1, 2005, while applicable documents need not be amended until December 31, 2005.

Internal Revenue Service Notice 2005-1 provides that stock appreciation rights ("SARs") will be subject to immediate taxation and an excise tax under Section 409A except for SARs of a public company that can only be exercised for stock. Although this guidance is preliminary, under the current state of the law, the grant of a SAR that could be exercised for cash will subject the recipient to tax on the value of the SAR as well as a 20% excise tax. Under the American Jobs Creation Act of 2004 deferred compensation is taxed if a SAR is exercised in exchange for cash but exempted from tax on deferred compensation if exercised for stock.

Required Vote

Under the rules and regulations, the affirmative vote of the holders of at least a majority of the votes eligible to be cast at the Annual Meeting at which a quorum is present is required for approval of the Plan Amendment.

The Amendment to the Plan

The affirmative vote of the holders of at least a majority of the votes present and entitled to vote at the Annual Meeting at which a quorum is present would ordinarily be sufficient for approval of the Plan Amendment. In the event that less than a majority of the total votes eligible to be cast at the Annual Meeting, but at least a majority of the votes present and entitled to vote at the Annual Meeting, vote in favor of the approval, the Plan Amendment will be considered approved.

vii. Performance Graph

  Set forth below is a line graph comparing cumulative total shareholder return on the Company's Common Stock, with the cumulative total return of companies in the NASDAQ Stock Market
(U.S.) and the cumulative total return of Dow Jones's
Cosmetics/Personal Care Index.





                               GRAPH

D. The Board of Directors and Standing Committees

  The Company's Board of Directors has no nominating committee.
Its Audit and Compensation Committee members are Messrs. Stanley
Kreitman, Jack Polak, and Robert Lage.

E. Related Directors And/Or Officers

  David Edell is the Company's Chief Executive Officer. He is also a director. Dunnan Edell and Drew Edell are his sons. Dunnan Edell is President of the Company and a director. Drew Edell is the Vice-President of Operations and Research and Development.

F. Audit Fees

  Sheft Kahn & Company LLP served as the Company's independent auditors for 2004. The services performed by Sheft Kahn & Company LLP in this capacity included conducting an audit in accordance with generally accepted auditing standards of, and expressing an opinion on, the Company's consolidated financial statements.

  Sheft Kahn & Company LLP fees for professional services rendered in connection with (a) the audit and review of Forms 10-
K and all other SEC regulatory filings were $163,243 for the 2004 fiscal year, (b) Federal and State tax return preparation and other tax matters for the 2004 were $40,116.

  The Audit Committee considered all fees paid to Sheft Kahn &
Company LLP in recent years, and in the 2004 fiscal year, and concluded that no fee-issue threatens their `independence.'

G. Revocability of Proxies

  Any person giving a proxy in the form accompanying this statement has the power to revoke it at any time before its exercise. Thus, it may be revoked prior to its exercise by the filing of an instrument of revocation, or a duly executed proxy bearing a later date, with the Secretary of the Company at the Company's principal executive office. A proxy holder can also revoke a filed proxy by attending the meeting and voting in person.

H. Solicitation of Proxies

  It is estimated that the costs associated with proxy solicitation will be approximately $15,000. The Company will bear the entire cost of solicitation, including preparation, assembly, printing and mailing of this Proxy Statement, the proxy, and any additional material furnished to shareholders. Copies of solicitation material will be furnished to brokerage houses, fiduciaries, and custodians holding shares in their names that are beneficially owned by others, for forwarding of such material to beneficial owners. The Company may reimburse such persons their forwarding costs. Original solicitation of proxies by mail may be supplemented by telephone, telegram, or personal solicitation by directors, officers or employees of the Company. No additional compensation will be paid for any such services.

I.   Shareholder Proposals for the Year 2006

  Proposals of shareholders that are intended to be presented at the Company's year 2006 Annual Meeting of Shareholders must be received by the Company no later than February 13, 2006 in order to be included in the Company's proxy materials relating to that meeting.

                    II. MANAGEMENT PROPOSALS
                         PROPOSAL NO. 1
              NOMINATION AND ELECTION OF DIRECTORS

  All seven seats on the Company's Board of Directors are subject to one - year terms and annual election. Four are subject to election by holders of Class A Common Stock and three by holders of Common Stock. Each director holds office until the next Annual Meeting of Shareholders and until a successor is elected and has qualified, or until death, resignation or removal.

  The four nominees proposed for election by the holders of the Company's Class A Common Stock (David Edell, Ira Berman, Jack Polak and Stanley Kreitman) already serve as directors. The three proposed for election by the holders of Common Stock, (Dunnan Edell, Gio Batta Gori, PhD and Robert Lage) were recommended by the nominating committee. Drew Edell was asked to step aside as a director because he is not deemed a "disinterested party" under the new regulations promulgated by the Security and Exchange Commission and the American Stock Exchange. The New regulations require that the board of directors be constituted by a majority of independent directors.

  Set forth below is information regarding all nominees, including information they have furnished concerning their principal occupations and certain other directorships, and their ages as of May 1, 2005. (The stock ownership of each of the nominees is presented above, under "Share Ownership of Directors, Officers and 5% Owners.")

a.   Class A Common Stock Nominees

  (No vote or proxy is solicited in respect of the Class A nominees, since two of them - Messrs. Berman and David Edell - own all of the Class A Common Stock shares, and they have jointly proposed themselves, Mr. Polak and Mr. Kreitman, for re-election.)

  David Edell, age 73, is a director, and the Company's Chief Executive Officer. Prior to his association with the Company he was a marketing and financial consultant; and, by 1983, he had extensive experience in the health and beauty aids field as an executive director and/or officer of Hazel Bishop, Lanolin Plus and Vitamin Corporation of America. In 1954, David Edell received a Bachelor of Arts degree from Syracuse University.

  Ira W. Berman, age 73, is the Company's Executive Vice
President and Corporate Secretary. He is also Chairman of the Board of Directors. Mr. Berman is an attorney who has been engaged in the practice of law since 1955. He received a Bachelor of Arts Degree (1953) and Bachelor of Laws Degree (1955) from
Cornell University, and is a member of the American Bar
Association.

  Jack Polak, age 92, has been a private investment consultant since April 1982. He was knighted by Queen Beatrix of the Netherlands for his efforts on behalf of the Anne Frank Center, USA, for which he still actively works, and is Chairman Emeritus, and holds a tax certification in The Netherlands. He was a director and member of the Audit and Compensation Committee of K.T.I. Industries, Inc., from February 1995 until 1999, when K.T.I., a waste-to-energy business was `taken over' by Casella Industries. From 2000 until 2002, he was a director of Oakhurst Industries, a public company that owns an automotive accessories distributor, a waste-to-energy tire facility, and a road construction company.

  Stanley Kreitman, age 72, has been Vice Chairman of the Board of Manhattan Associates, an equity investment firm, since 1994. He is also a director of Medallion Financial Corp., an SBIC. Mr. Kreitman has been Chairman of the Board of Trustees of the New York Institute of Technology since 1989, and of Crime Stoppers Nassau County (NY), since 1994. Since February 1999 and June 1999, respectively, he has been a member of the Board of Directors of K.S.W. Corp. and P.M.C.C. Mortgage Corp. He is also a director and/or executive committee member of the following organizations: The New York City Board of Corrections, Bank Hapdalim USA (Signature Bank), The New York College of Osteopathic Medicine, and the Police Athletic League. From 1975 until 1993, he was President of United States Banknote Corporation, a securities printer.

b.   Common Stock Nominees

  The board of directors' nominees, to be voted upon as directors and to be approved by the common stock shareholders, were presented to and endorsed by the Nominating Committee consisting of two independent directors for the Company, Jack
Polak and Stanley Kreitman.

  Dunnan Edell, age 49, President, is the son of David Edell and the brother of Drew Edell. He is graduate of George Washington University. He has been a director since 1994. Appointed to President in 2003, he joined the Company in 1984 and was appointed Divisional Vice-President in 1986. He was employed by Alleghany Pharmacal Corporation from 1982 to 1984, and by Hazel Bishop from 1977 to 1981.

  Dr. Gori, 74, is president of the Health Policy Center, Bethesda, Maryland, a consulting group in toxicology, epidemiology, nutrition, and related scientific, industrial, and regulatory issues. Advisor to major corporations worldwide, his previous experiences include directing the Franklin Institute Policy Analysis Center, and executive positions at the National Cancer Institute as Deputy Director of the Division of Cancer Causes and Prevention, Director of the Smoking and Health Program, Director of the Diet, Nutrition and Cancer Program. He held earlier positions in the pharmaceutical and biologics industry, and in academia. Recipient of the U.S. Department of Health Education and Welfare Superior Service Award, he is active in toxicology, carcinogenesis, nutrition, tobacco, and environmental issues. He has been a two-term President of the International Society of Regulatory Toxicology and Pharmacology, is a member of scientific societies, fellow of the Academy of Toxicological Sciences, funding and former editor of the journal Nutrition and Cancer, and editor of the journal Regulatory Toxicology and Pharmacology.

  Robert A. Lage, age 68, a retired CPA, was a partner at PriceWaterhouseCoopers Management Consulting Service prior to his retirement in 1997. He has been engaged in the practice of public accounting and management consulting since 1959. He received a BBA from Bernard Baruch College of The City University of New York in 1958.

Audit, Compensation and Nominating Committee Credentials

  Stanley Kreitman, former president of a national bank, will qualify as a "financial expert" as the same is proposed by the S.E.C. in its Release No. 34 - 46701(October 22, 2002). Mr. Kreitman is "independent" as defined by Section 121(A) of The American Stock Exchange's Listing Standards and, thus, S.E.C. Rules. (In fact, the subject definitions detail relationships etc. that `define' non-independence. No issue `thereunder' is `presented' by Mr. Kreitman -or, see below, by Mr. Polak, or Mr.
Lage).

  In any event, Mr. Kreitman qualifies `under' existing
AMEX/Audit Committee/financial `sophistication' rules as `having past employment experience or background which results in financial sophistication.'- as do Mssrs. Polak and Lage (as next presented).

  Jack Polak is a certified Dutch tax consultant and a member of the Association of Certified Tax Accountants. As shown above he is both "independent" and AMEX-qualified as financially sophisticated.

  Robert A. Lage, as shown above, is both "independent" and AMEX-qualified as financially sophisticated.

  Dr. Gio Batta Gori, recommended as a nominee by the nominating committee is deemed "independent" as that term is defined under the new regulations.

  The Board of Directors unanimously recommends a vote in favor of each of the Common Stock nominees as proposed in this Proposal
No. 1. A majority of the Common Stock vote is required for approval.

                         PROPOSAL NO. 2


               APPROVAL OF APPOINTMENT OF AUDITORS

  The Board of Directors has appointed the firm of KGS LLP, independent certified public accountants (the "Auditors"), to audit the accounts and certify the financial statements of the Company for the fiscal year ending November 30, 2005. The appointment shall continue at the pleasure of the Board of Directors, subject to approval by the shareholders. The Auditors have acted as the Company's auditors since 1983.

  The Board of Directors expects that one or more representatives of the Auditors will be present at the meeting. The Auditors will then be given the opportunity to make a statement, and will be available to respond to appropriate questions.

  The Board of Directors unanimously recommends a vote in favor of Proposal No. 2. A majority of the aggregated Class A Common
Stock and Common Stock vote is required for approval.

                          PROPOSAL NO. 3

                APPROVAL OF CCA INDUSTRIES, INC.
                      AMENDED AND RESTATED
 STOCK OPTION (INCENTIVE) PLAN  (See Exhibit "A" annexed hereto)

Under the new regulations the granting of restricted shares and stock appreciation rights (SARs) do not require the Company to charge the expense of the granting as required under the new regulations for incentive stock options and restricted stock options if the performance standards for the vesting and /or exercise are not determinable at issuance (under IRS standards).

The granting and/or issuance of SARS substantially reduces subsequent dilution of the amount of outstanding shares the Company has to issue upon exercise as compared to incentive stock options or restricted stock options. For these reason, the board recommends approval in favor of the proposal.

The Board of Directors unanimously recommends a vote in favor of Proposal No. 3. A majority of the aggregated Class A Common
Stock and Common Stock vote is required for approval.


                       II.  OTHER MATTERS

  The Board of Directors knows of no other matters to be presented, but if any other matters properly come before the Annual Meeting, it is intended that the persons holding proxies will vote thereon in accordance with their best judgments.

  When a proxy in the form enclosed with this Proxy Statement is returned properly executed, the shares represented thereby will be voted as indicated thereon or, if no direction is indicated, in accordance with the recommendations of the Board of Directors.

                      III. CERTAIN REPORTS

  Based upon the reports furnished to the Company, all reports required to be filed during or concerning the Company's 2004 fiscal year, by officers, directors and principal shareholders, pursuant to Section 16 of the Securities Exchange Act of 1934 (Form 3, Initial Statement of Beneficial Ownership; Form 4, Statement of Changes of Beneficial Ownership; and Form 5, Annual Statement of Beneficial Ownership), were timely filed with the Securities and Exchange Commission.



                                        By Order of the Board of
                                        Directors
                                        /s/ Ira W. Berman
                                        Ira W. Berman,
                                        Chairman of the Board of
                                        Directors
East Rutherford, New  Jersey
May  10, 2005

Exhibit "A"


                      CCA INDUSTRIES, INC.
                      AMENDED AND RESTATED
                  STOCK OPTION (INCENTIVE) PLAN

                            ARTICLE I
                             General

     1.1  Purpose

     The CCA Industries, Inc.'s Stock (Option) Incentive Plan (the "Plan") amending the 2003 Stock Option Plan is designed to provide certain key persons, on whose initiative and efforts the successful conduct of the business of CCA Industries, Inc. (the "Company") depends, and who are responsible for the management, growth and protection of the business of the Company, with incentives to: (a) enter into and remain in the service of the Company, a Company subsidiary or a Company joint venture, (b) acquire a proprietary interest in the success of the Company, (c) maximize their performance and (d) enhance the long-term performance of the Company (whether directly or indirectly through enhancing the long-term performance of a Company subsidiary or a Company joint venture). The Plan is also designed to provide certain "performance-based" compensation to these key persons.

     1.2  Administration

     (a) Administration by Committee; Constitution of Committee. The Plan shall be administered by the Compensation Committee of the board of directors of the Company (the "Board") or such other committee or subcommittee as the Board may designate or as shall be formed by the abstention or recusal of a non-Qualified Member (as defined below) of such committee (the "Committee"). The members of the Committee shall be appointed by, and serve at the pleasure of, the Board. While it is intended that at all times that the Committee acts in connection with the Plan, the Committee shall consist solely of at least two Qualified Members, the fact that the Committee is not so comprised will not invalidate any grant hereunder that otherwise satisfies the terms of the Plan. A "Qualified Member" is both a "non-employee director" within the meaning of Rule 16b-3 ("Rule 16b-3") promulgated under the Securities Exchange Act of 1934 (the "1934 Act") and an "outside director" within the meaning of section 162(m) of the Internal Revenue Code of 1986, as amended (the "Code"). If the Committee does not exist, or for any other reason determined by the Board, the Board may take any action under the Plan that would otherwise be the responsibility of the Committee and, in such a case, all references herein to the Committee shall refer to the Board.

     (b) Committee's Authority. The Committee shall have the authority (i) to exercise all of the powers granted to it under the Plan, (ii) to construe, interpret and implement the Plan and any Grant Certificates executed pursuant to Section 2.1, (iii) to prescribe, amend and rescind rules and regulations relating to the Plan, including rules governing its own operations, (iv) to make all determinations necessary or advisable in administering the Plan, (v) to correct any defect, supply any omission and reconcile any inconsistency in the Plan, and (vi) to amend the Plan to reflect changes in applicable law.

     (c) Committee Action; Delegation. Actions of the Committee shall be taken by the vote of a majority of its members. Any action may be taken by a written instrument signed by a majority of the Committee members, and action so taken shall be fully as effective as if it had been taken by a vote at a meeting. Notwithstanding the foregoing or any other provision of the Plan, to the fullest extent permitted by 157 of the Delaware General Corporation Law (or any successor provision thereto) the Committee may delegate to one or more officers of the Company the authority to designate the individuals (other than such officer(s)), among those eligible to receive awards pursuant to the terms of the Plan, who will receive awards under the Plan and the size of each such award, provided that the Committee shall itself grant awards to those individuals who could reasonably be considered to be subject to the insider trading provisions of section 16 of the 1934 Act or whose awards could reasonably be expected to be subject to the deduction limitations of section 162(m) of the Code.

     (d)  Determinations Final.  The determination of the
Committee on all matters relating to the Plan or any Grant
Certificate shall be final, binding and conclusive.

     (e) Limit on Committee Members' Liability. No member of the Committee shall be liable for any action or determination made in good faith with respect to the Plan or any award thereunder.

     1.3  Persons Eligible for Awards

     The persons eligible to receive awards under the Plan are those officers, directors (whether or not they are employed by the Company) and executive, managerial, professional or administrative employees of the Company, its subsidiaries and its joint ventures (collectively, "key persons") as the Committee in its sole discretion shall select, provided, however, that incentive stock options only may be granted to persons who are employees of the Company on the date of grant.

     1.4  Types of Awards Under Plan

     Awards may be made under the Plan in the form of (a) incentive stock options, (b) non-qualified stock options, (c) stock appreciation rights, (d) restricted stock, and
(e) performance shares, all as more fully set forth in Article
II.  The term "award" means any of the foregoing.

     1.5  Shares Available for Awards

     (a) Aggregate Number Available; Certificate Legends. The total number of shares of common stock of the Company ("Common Stock") with respect to which awards may be granted pursuant to the Plan shall not exceed 1,000,000 shares. Shares issued pursuant to the Plan may be authorized but unissued Common Stock, authorized and issued Common Stock held in the Company's treasury or Common Stock acquired by the Company for the purposes of the Plan. The Committee may direct that any stock certificate evidencing shares issued pursuant to the Plan shall bear a legend setting forth such restrictions on transferability as may apply to such shares.

     (b) Adjustment Upon Changes in Common Stock. Upon certain changes in Common Stock, the number of shares of Common Stock available for issuance with respect to awards that may be granted under the Plan pursuant to Section 1.5(a), shall be adjusted pursuant to Section 3.7(a).

     (c) Certain Shares to Become Available Again. The following shares of Common Stock shall again become available for awards under the Plan: (i) any shares that are subject to an award under the Plan and that remain unissued, whether due to the cancellation or termination of such award for any reason whatsoever, the settlement of such award for cash, or otherwise; and (ii) any shares of restricted stock forfeited pursuant to
Section 2.7(e), provided that any dividends paid on such shares are also forfeited pursuant to such Section 2.7(e).

     (d) Individual Limit. Except for the limits set forth in this Section 1.5(d) and in Section 2.2(h) (relating to incentive stock options), no provision of this Plan shall be deemed to limit the number or value of shares with respect to which the Committee may make awards to any eligible person. Subject to adjustment as provided in Section 3.7(a), the total number of shares of Common Stock with respect to which awards may be granted to any one employee of the Company or a subsidiary during any one calendar year shall not exceed 100,000 shares. Stock options and stock appreciation rights granted and subsequently canceled or deemed to be canceled in a calendar year count against this limit even after their cancellation.

     1.6  Definitions of Certain Terms

     (a) The "Fair Market Value" of a share of Common Stock on any day shall be the closing price on the American Stock Exchange or such other national securities exchange on which the Common Stock is traded, as reported for such day in The Wall Street Journal or, if no such price is reported for such day, the average of the high bid and low asked price of Common Stock as reported for such day. If no quotation is made for the applicable day, the Fair Market Value of a share of Common Stock on such day shall be determined in the manner set forth in the preceding sentence using quotations for the next preceding day for which there were quotations, provided that such quotations shall have been made within the ten (10) business days preceding the applicable day. Notwithstanding the foregoing, if deemed necessary or appropriate by the Committee, the Fair Market Value of a share of Common Stock on any day shall be determined by the Committee. In no event shall the Fair Market Value of any share of Common Stock be less than its par value.

     (b) The term "incentive stock option" means an option that is intended to qualify for special federal income tax treatment pursuant to sections 421 and 422 of the Code as now constituted or subsequently amended, or pursuant to a successor provision of the Code, and which is so designated in the applicable Grant Certificate. Any option that is not specifically designated as an incentive stock option shall under no circumstances be considered an incentive stock option. Any option that is not an incentive stock option is referred to herein as a "non-qualified stock option."

     (c) A grantee shall be deemed to have a "termination of employment" upon (i) the date the grantee ceases to be employed by, or to provide consulting services for, the Company, any Company subsidiary or Company joint venture, or any corporation (or any of its subsidiaries) which assumes the grantee's award in a transaction to which section 424(a) of the Code applies or (ii) the date the grantee ceases to be a Board member, provided, however, that in the case of a grantee (x) who is at the time of reference both an employee or consultant and a Board member or
(y) who ceases to be engaged as an employee, consultant or Board member and immediately is engaged in another of such relationships with the Company, any Company subsidiary or Company joint venture, the grantee shall be deemed to have a "termination of employment" upon the later of the dates determined pursuant to subparagraphs (i) and (ii) above. For purposes of clause (i) above, a grantee who continues his or her employment or consulting relationship with: (A) a Company subsidiary subsequent to its sale by the Company, or (B) a Company joint venture subsequent to the Company's sale of its interests in such joint venture, shall have a termination of employment upon the date of such sale. The Committee may in its discretion determine whether any leave of absence constitutes a termination of employment for purposes of the Plan and the impact, if any, of any such leave of absence on awards theretofore made under the Plan.

     (d) The terms "parent corporation" and "subsidiary corporation" shall have the meanings given them in sections
424(e) and (f) of the Code, respectively.

     (e) The term "employment" shall be deemed to mean an employee's employment with the Company, any Company subsidiary or any Company joint venture and each Board member's service as a Board member.

     (f) The term "cause" in connection with a termination of employment by reason of a dismissal for cause shall mean:

        (i) to the extent that there is an employment, severance or other agreement governing the relationship between the grantee and the Company, a Company subsidiary or a Company joint venture, which agreement contains a definition of "cause," cause shall consist of those acts or omissions that would constitute "cause" under such agreement; and otherwise,

        (ii) the grantee's termination of employment by the Company or an affiliate on account of any one or more of the following:

           (A) any failure by the grantee substantially to perform the grantee's employment duties;

           (B) any excessive unauthorized absenteeism by the grantee;

           (C) any refusal by the grantee to obey the lawful orders of the Board or any other person or committee to whom the grantee reports;

           (D) any act or omission by the grantee that is or may be injurious to the Company, monetarily or otherwise;

           (E) any act by the grantee that is inconsistent with the best interests of the Company;

           (F) the grantee's material violation of any of the Company's policies, including, without limitation, those policies relating to discrimination or sexual harassment;

           (G) the grantee's unauthorized (a) removal from the premises of the Company or an affiliate of any document (in any medium or form) relating to the Company or an affiliate or the customers or clients of the Company or an affiliate or (b) disclosure to any person or entity of any of the Company's, or its affiliates', confidential or proprietary information;

           (H) the grantee's commission of any felony or any other crime involving moral turpitude; and

           (I) the grantee's commission of any act involving dishonesty or fraud.

Notwithstanding the foregoing, in determining whether a termination of employment by reason of a dismissal for cause has occurred pursuant to this Section 1.6(f)(ii) for the purposes of
Section 3.8(b)(iii) (relating to a termination of employment following a Change in Control), reference shall be made solely to subsections (B), (C), (F), (G), (H), and (I) of Section 1.6(f)(ii).

     Any rights the Company may have hereunder in respect of the events giving rise to cause shall be in addition to the rights the Company may have under any other agreement with a grantee or at law or in equity. Any determination of whether a grantee's employment is (or is deemed to have been) terminated for cause for purposes of the Plan or any award hereunder shall be made by the Committee in its discretion. If, subsequent to a grantee's voluntary termination of employment or involuntary termination of employment without cause, it is discovered that the grantee's employment could have been terminated for cause, the Committee may deem such grantee's employment to have been terminated for cause. A grantee's termination of employment for cause shall be effective as of the date of the occurrence of the event giving rise to cause, regardless of when the determination of cause is made.

                           ARTICLE II
                      Awards Under The Plan

     2.1  Certificates Evidencing Awards

     Each award granted under the Plan shall be evidenced by a written certificate ("Grant Certificate") which shall contain such provisions as the Committee may in its sole discretion deem necessary or desirable. By accepting an award pursuant to the Plan, a grantee thereby agrees that the award shall be subject to all of the terms and provisions of the Plan and the applicable Grant Certificate.

     2.2  Grant of Stock Options and Stock Appreciation Rights

     (a) Stock Option Grants. The Committee may grant incentive stock options and non-qualified stock options (collectively, "options") to purchase shares of Common Stock from the Company, to such key persons, and in such amounts and subject to such vesting and forfeiture provisions and other terms and conditions, as the Committee shall determine in its sole discretion, subject to the provisions of the Plan.

     (b) Stock Appreciation Right Grants; Types of Stock Appreciation Rights. The Committee may grant stock appreciation rights to such key persons, and in such amounts and subject to such vesting and forfeiture provisions and other terms and conditions, as the Committee shall determine in its sole discretion, subject to the provisions of the Plan. The terms of a stock appreciation right may provide that it shall be automatically exercised for a cash payment upon the happening of a specified event that is outside the control of the grantee, and that it shall not be otherwise exercisable. Stock appreciation rights may be granted in connection with all or any part of, or independently of, any option granted under the Plan. A stock appreciation right granted in connection with a non-qualified stock option may be granted at or after the time of grant of such option. A stock appreciation right granted in connection with an incentive stock option may be granted only at the time of grant of such option.

     (c) Nature of Stock Appreciation Rights. The grantee of a stock appreciation right shall have the right, subject to the terms of the Plan and the applicable Grant Certificate, to receive from the Company an amount equal to (i) the excess of the Fair Market Value of a share of Common Stock on the date of exercise of the stock appreciation right over the Fair Market Value of a share of Common Stock on the date of grant (or over the option exercise price if the stock appreciation right is granted in connection with an option), multiplied by (ii) the number of shares with respect to which the stock appreciation right is exercised. Payment upon exercise of a stock appreciation right shall be in cash or in shares of Common Stock (valued at their Fair Market Value on the date of exercise of the stock appreciation right) or both, all as the Committee shall determine in its sole discretion. Upon the exercise of a stock appreciation right granted in connection with an option, the number of shares subject to the option shall be reduced by the number of shares with respect to which the stock appreciation right is exercised. Upon the exercise of an option in connection with which a stock appreciation right has been granted, the number of shares subject to the stock appreciation right shall be reduced by the number of shares with respect to which the option is exercised, provided that if the number of shares initially subject to the stock appreciation right is less than the number of shares initially subject to the option, the number of shares initially subject to the stock appreciation right only shall be reduced to the extent that it causes the same number of shares to be subject to the option and the stock appreciation right.

     (d) Option Exercise Price. Each Grant Certificate with respect to an option shall set forth the amount (the "option exercise price") payable by the grantee to the Company upon exercise of the option evidenced thereby. The option exercise price per share shall be determined by the Committee in its sole discretion; provided, however, that the option exercise price of a stock option shall be at least 100% of the Fair Market Value of a share of Common Stock on the date the option is granted, and provided further that in no event shall the option exercise price be less than the par value of a share of Common Stock.

     (e) Exercise Period. Each Grant Certificate with respect to an option or stock appreciation right shall set forth the periods during which the award evidenced thereby shall be exercisable, whether in whole or in part. Such periods shall be determined by the Committee in its sole discretion, subject to
Section 2.3 hereof.

     (f) Incentive Stock Option Limitation: $100,000 Limitation. To the extent that the aggregate Fair Market Value (determined as of the time the option is granted) of the stock with respect to which incentive stock options are first exercisable by any employee during any calendar year shall exceed $100,000, or such higher amount as may be permitted from time to time under section 422 of the Code, such options shall be treated as non-qualified stock options.

     (g) Incentive Stock Option Limitation: 10% Owners. Notwithstanding the provisions of paragraphs (d) and (e) of this
Section 2.2, an incentive stock option may not be granted under the Plan to an individual who, at the time the option is granted, owns stock possessing more than 10% of the total combined voting power of all classes of stock of his or her employer corporation or of its parent or subsidiary corporations (as such ownership may be determined for purposes of section 422(b)(6) of the Code) unless (i) at the time such incentive stock option is granted the option exercise price is at least 110% of the Fair Market Value of the shares subject thereto and (ii) the incentive stock option by its terms is not exercisable after the expiration of 5 years from the date it is granted.

     2.3  Exercise of Options and Stock Appreciation Rights

     Subject to the other provisions of this Article II, each option or stock appreciation right granted under the Plan shall be exercisable as follows:

     (a)  Time and Method of Exercise.

        (i) Beginning of Exercise Period for Employees. Unless the applicable Grant Certificate otherwise provides, an option or stock appreciation right for employees shall become exercisable in three substantially equal installments on each of the first three anniversaries of the date of grant, provided, however, that in no event shall an option or stock appreciation right be exercisable before the first anniversary of the date of grant.

        (ii) Beginning of Exercise Period for Non-Employee Directors. An option or stock appreciation right for non-employee directors shall become fully exercisable on the first anniversary of the date of grant, except that a grant made in conjunction with an annual stockholders meeting shall become fully exercisable on the earlier of the first anniversary of the date of grant and the next annual stockholders meeting.

        (iii) End of Exercise Period. Unless the applicable Grant Certificate otherwise provides, once an installment becomes exercisable, it shall remain exercisable until the earlier of (i) the tenth anniversary of the date of grant of the award or (ii) the expiration, cancellation or termination of the award; provided, however, that no stock option (or a stock appreciation right granted in connection with a stock option) shall be exercisable more than 10 years after the date of grant.

        (iv) Timing and Extent of Exercise. Unless the applicable Grant Certificate otherwise provides, (A) an option or stock appreciation right may be exercised from time to time as to all or part of the shares as to which such award is then exercisable and (B) a stock appreciation right granted in connection with an option may be exercised at any time when, and to the same extent that, the related option may be exercised.

        (v)  Notice of Exercise.  An option or stock
     appreciation right shall be exercised by the filing of a written notice with the Company or the Company's designated exchange agent (the "exchange agent"), on such form and in such manner as the Committee shall in its sole discretion prescribe.

     (b) Payment of Exercise Price. Any written notice of exercise of an option shall be accompanied by payment for the shares being purchased. Such payment shall be made: (i) by certified or official bank check (or the equivalent thereof acceptable to the Company or its exchange agent) for the full option exercise price; or (ii) with the consent of the Committee, by delivery of shares of Common Stock owned by the grantee (whether acquired by option exercise or otherwise, provided that if such shares were acquired pursuant to the exercise of a stock option, they were acquired at least six months prior to the option exercise date or such other period as the Committee may from time to time determine) having a Fair Market Value (determined as of the exercise date) equal to all or part of the option exercise price and a certified or official bank check (or the equivalent thereof acceptable to the Company or its exchange agent) for any remaining portion of the full option exercise price; or (iii) at the discretion of the Committee and to the extent permitted by law, by such other provision, consistent with the terms of the Plan, as the Committee may from time to time prescribe (whether directly or indirectly through the exchange agent).

     (c) Delivery of Certificates Upon Exercise. Promptly after receiving payment of the full option exercise price, or after receiving notice of the exercise of a stock appreciation right for which payment will be made partly or entirely in shares, the Company or its exchange agent shall, subject to the provisions of
Section 3.2, deliver to the grantee or to such other person as may then have the right to exercise the award, a certificate or certificates for the shares of Common Stock for which the award has been exercised. If the method of payment employed upon option exercise so requires, and if applicable law permits, a grantee may direct the Company or its exchange agent, as the case may be, to deliver the stock certificate(s) to the grantee's stockbroker.

     (d) No Stockholder Rights. No grantee of an option or stock appreciation right (or other person having the right to exercise such award) shall have any of the rights of a stockholder of the Company with respect to shares subject to such award until the issuance of a stock certificate to such person for such shares. No adjustment shall be made for dividends, distributions or other rights (whether ordinary or extraordinary, and whether in cash, securities or other property) for which the record date is prior to the date such stock certificate is issued.

     2.4  Compensation in Lieu of Exercise of an Option

     The Committee may in its sole discretion, with respect to a non-qualified stock option, and with the written consent of the grantee with respect to an incentive stock option, determine to substitute for the exercise of such option compensation to the grantee not in excess of the difference between the option exercise price and the Fair Market Value of the shares covered by such option on the date designated by the Committee. Such compensation may be in cash, in shares of Common Stock, or both, and the payment thereof may be subject to conditions, all as the Committee shall determine in its sole discretion. In the event compensation is substituted pursuant to this Section 2.4 for the exercise, in whole or in part, of an option, the number of shares subject to the option shall be reduced by the number of shares for which such compensation is substituted.

     2.5  Termination of Employment; Death Subsequent to a
Termination of Employment

     (a) General Rule. Except to the extent otherwise provided in paragraphs (b), (c), (d) or (e) of this Section 2.5 or Section 3.8(b)(iii) (relating to a termination of employment following a change in control of the Company), a grantee who incurs a termination of employment may exercise any outstanding option or stock appreciation right on the following terms and conditions:
(i) exercise may be made only to the extent that the grantee was entitled to exercise the award on the termination of employment date; and (ii) exercise must occur within three months after termination of employment but in no event after the original expiration date of the award.

     (b) Dismissal for Cause; Resignation. If a grantee incurs a termination of employment as the result of a dismissal for cause, all options and stock appreciation rights not theretofore exercised shall terminate upon the commencement of business on the date of the grantee's termination of employment.

     (c) Disability. If a grantee incurs a termination of employment by reason of a disability (as defined below), then any outstanding option or stock appreciation right shall be exercisable on the following terms and conditions: (i) exercise may be made only to the extent that the grantee was entitled to exercise the award on the termination of employment date; and
(ii) exercise must occur by the earlier of (A) the first anniversary of the grantee's termination of employment, or (B) the original expiration date of the award. For this purpose "disability" shall mean: (x) except in connection with an incentive stock option, any physical or mental condition that would qualify a grantee for a disability benefit under the long-term disability plan maintained by the Company or, if there is no such plan, a physical or mental condition that prevents the grantee from performing the essential functions of the grantee's position (with or without reasonable accommodation) for a period of six consecutive months and (y) in connection with an incentive stock option, a disability described in section 422(c)(6) of the Code. The existence of a disability shall be determined by the Committee in its absolute discretion.

     (d)  Death.

          (i) Termination of Employment as a Result of Grantee's Death. If a grantee incurs a termination of employment as the result of death, then any outstanding option or stock appreciation right shall be exercisable on the following terms and conditions: (A) exercise may be made only to the extent that the grantee was entitled to exercise the award on the date of death; and (B) exercise must occur by the earlier of (1) the first anniversary of the grantee's termination of employment, or (2) the original expiration date of the award.

          (ii) Death Subsequent to a Termination of Employment. If a grantee terminates employment after age 65 and dies within the three-month period following such termination of employment, then the award shall remain exercisable until the earlier to occur of (A) the first anniversary of the grantee's date of death or (B) the original expiration date of the award.

          (iii)     Restrictions on Exercise Following Death.
     Any such exercise of an award following a grantee's death shall be made only by the grantee's executor or administrator or other duly appointed representative reasonably acceptable to the Committee, unless the grantee's will specifically disposes of such award, in which case such exercise shall be made only by the recipient of such specific disposition. If a grantee's personal representative or the recipient of a specific disposition under the grantee's will shall be entitled to exercise any award pursuant to the preceding sentence, such representative or recipient shall be bound by all the terms and conditions of the Plan and the applicable Grant Certificate which would have applied to the grantee including, without limitation, the provisions of Sections
     3.2 and 3.8 hereof.

     (e) Special Rules for Incentive Stock Options. No option that remains exercisable for more than three months following a grantee's termination of employment for any reason other than death (including death within three months after the termination of employment) or disability, or for more than one year following a grantee's termination of employment as the result of disability, may be treated as an incentive stock option.

     (f)  Committee Discretion.  The Committee, in the applicable
Grant Certificate, may waive or modify the application of the foregoing provisions of this Section 2.5.

     2.6  Transferability of Options and Stock Appreciation
Rights

     Except as otherwise provided in an applicable Grant Certificate evidencing an option or stock appreciation right, during the lifetime of a grantee, each option or stock appreciation right granted to a grantee shall be exercisable only by the grantee and no option or stock appreciation right shall be assignable or transferable otherwise than by will or by the laws of descent and distribution. The Committee may, in any applicable Grant Certificate evidencing an option (other than an incentive stock option to the extent inconsistent with the requirements of section 422 of the Code applicable to incentive stock options), permit a grantee to transfer all or some of the options to (A) the grantee's spouse, children or grandchildren ("Immediate Family Members"), (B) a trust or trusts for the exclusive benefit of such Immediate Family Members, or (C) other parties approved by the Committee in its absolute discretion. Following any such transfer, any transferred options shall continue to be subject to the same terms and conditions as were applicable immediately prior to the transfer.

     2.7  Grant of Restricted Stock

     (a) Restricted Stock Grants. The Committee may grant restricted shares of Common Stock to such key persons, in such amounts, and subject to such transferability provisions and other terms and conditions as the Committee shall determine in its sole discretion, subject to the provisions of the Plan. Notwithstanding the foregoing, unless the applicable Grant Certificate otherwise provides, a restricted stock award shall vest in three substantially equal annual installments on each of the first three anniversaries of the date of grant, provided, however, that in no event shall a restricted stock award vest before the first anniversary of the date of grant. Restricted stock awards may be made independently of or in connection with any other award under the Plan. A grantee of a restricted stock award shall have no rights with respect to such award unless such grantee accepts the award within such period as the Committee shall specify by accepting delivery of a Grant Certificate in such form as the Committee shall determine and, in the event the restricted shares are newly issued by the Company, makes payment to the Company or its exchange agent by certified or official bank check (or the equivalent thereof acceptable to the Company) in an amount at least equal to the par value of the shares covered by the award.

     (b) Issuance of Stock Certificate(s). Promptly after a grantee accepts a restricted stock award, the Company or its transfer agent shall issue to the grantee a stock certificate or stock certificates for the shares of Common Stock covered by the award or shall establish an account evidencing ownership of the stock in uncertificated form. Upon the issuance of such stock certificate(s), or establishment of such account, the grantee shall have the rights of a stockholder with respect to the restricted stock, subject to: (i) the nontransferability restrictions and forfeiture provision described in paragraphs (d) and (e) of this Section 2.7; (ii) in the Committee's discretion, a requirement that any dividends paid on such shares shall be held in escrow until all restrictions on such shares have lapsed; and (iii) any other restrictions and conditions contained in the applicable Grant Certificate.

     (c) Custody of Stock Certificate(s); Stockholder Rights. Unless the Committee shall otherwise determine, any stock certificates issued evidencing shares of restricted stock shall remain in the possession of the Company until such shares are free of any restrictions specified in the applicable Grant Certificate. The Committee may direct that such stock certificate(s) bear a legend setting forth the applicable restrictions on transferability.

     (d) Nontransferability. Shares of restricted stock may not be sold, assigned, transferred, pledged or otherwise encumbered or disposed of except as otherwise specifically provided in this Plan or the applicable Grant Certificate. The Committee at the time of grant shall specify the date or dates (which may depend upon or be related to the attainment of performance goals and other conditions) on which the nontransferability of the restricted stock shall lapse.

     (e) Consequence of Termination of Employment. Except as otherwise provided in the applicable Grant Certificate, a grantee's termination of employment for any reason (including death) shall cause the immediate forfeiture of all shares of restricted stock that have not yet vested as of the date of such termination of employment. All dividends paid on such shares also shall be forfeited, whether by termination of any escrow arrangement under which such dividends are held, by the grantee's repayment of dividends received directly, or otherwise.

     2.8  Grant of Performance Shares

     (a) Performance Share Grants. The Committee may grant performance share awards to such key persons, and in such amounts and subject to such vesting and forfeiture provisions and other terms and conditions, as the Committee shall in its sole discretion determine, subject to the provisions of the Plan.
Such an award shall entitle the grantee to acquire shares of Common Stock, or to be paid the value thereof in cash, as the Committee shall determine, if specified performance goals are met. Performance shares may be awarded independently of, or in connection with, any other award under the Plan. A grantee shall have no rights with respect to a performance share award unless such grantee accepts the award by accepting delivery of a Grant Certificate at such time and in such form as the Committee shall determine.

     (b) Stockholder Rights. The grantee of a performance share award will have the rights of a stockholder only as to shares for which a stock certificate has been issued pursuant to the award and not with respect to any other shares subject to the award.

     (c) Consequence of Termination of Employment. Except as may otherwise be provided by the Committee at any time prior to a grantee's termination of employment, the rights of a grantee of a performance share award shall automatically terminate upon the grantee's termination of employment for any reason (including death).

     (d) Exercise Procedures; Automatic Exercise. At the discretion of the Committee, the applicable Grant Certificate may set out the procedures to be followed in exercising a performance share award or it may provide that such exercise shall be made automatically after satisfaction of the applicable performance goals.

     (e) Tandem Grants; Effect on Exercise. Except as otherwise specified by the Committee, (i) a performance share award granted in tandem with an option may be exercised only while the option is exercisable, (ii) the exercise of a performance share award granted in tandem with any other award shall reduce the number of shares subject to such other award in the manner specified in the applicable Grant Certificate, and (iii) the exercise of any award granted in tandem with a performance share award shall reduce the number of shares subject to the performance share award in the manner specified in the applicable Grant Certificate.

     (f) Nontransferability. Performance shares may not be sold, assigned, transferred, pledged or otherwise encumbered or disposed of except as otherwise specifically provided in this Plan or the applicable Grant Certificate.

                           ARTICLE III
                          Miscellaneous

     3.1  Amendment of the Plan; Modification of Awards

     (a) Amendment of the Plan. Subject to Section 3.1(b), the Board may from time to time suspend, discontinue, revise or amend the Plan in any respect whatsoever, except that no such amendment shall materially impair any rights or materially increase any obligations under any award theretofore made under the Plan without the consent of the grantee (or, upon the grantee's death, the person having the right to exercise the award). For purposes of this Section 3.1, any action of the Board or the Committee that in any way alters or affects the tax treatment of any award shall not be considered to materially impair any rights of any grantee.

     (b) Stockholder Approval Requirement. Stockholder approval shall be required with respect to any amendment to the Plan which is required by applicable law or stock exchange rules.

     (c) Modification of Awards. The Committee may cancel any award under the Plan. The Committee also may amend any outstanding Grant Certificate, including, without limitation, by amendment which would: (i) accelerate the time or times at which the award becomes unrestricted or may be exercised; (ii) waive or amend any goals, restrictions or conditions set forth in the Grant Certificate; or (iii) waive or amend the operation of
Section 2.5 with respect to the termination of the award upon termination of employment, provided however, that no amendment may lower the exercise price of an option. However, any such cancellation or amendment (other than an amendment pursuant to Sections 3.7 or 3.8(b)) that materially impairs the rights or materially increases the obligations of a grantee under an outstanding award shall be made only with the consent of the grantee (or, upon the grantee's death, the person having the right to exercise the award).

     3.2  Consent Requirement

     (a) No Plan Action Without Required Consent. If the Committee shall at any time determine that any Consent (as hereinafter defined) is necessary or desirable as a condition of, or in connection with, the granting of any award under the Plan, the issuance or purchase of shares or other rights thereunder, or the taking of any other action thereunder (each such action being hereinafter referred to as a "Plan Action"), then such Plan Action shall not be taken, in whole or in part, unless and until such Consent shall have been effected or obtained to the full satisfaction of the Committee.

     (b) Consent Defined. The term "Consent" as used herein with respect to any Plan Action means (i) any and all listings, registrations or qualifications in respect thereof upon any securities exchange or under any federal, state or local law, rule or regulation, (ii) any and all written agreements and representations by the grantee with respect to the disposition of shares, or with respect to any other matter, which the Committee shall deem necessary or desirable to comply with the terms of any such listing, registration or qualification or to obtain an exemption from the requirement that any such listing, qualification or registration be made and (iii) any and all consents, clearances and approvals in respect of a Plan Action by any governmental or other regulatory bodies.

     3.3  Nonassignability

     Except as provided in Sections 2.5(e), 2.6, 2.7(d), and 2.8(f): (a) no award or right granted to any person under the Plan or under any Grant Certificate shall be assignable or transferable other than by will or by the laws of descent and distribution; and (b) all rights granted under the Plan or any Grant Certificate shall be exercisable during the life of the grantee only by the grantee or the grantee's legal representative.

     3.4  Requirement of Notification of Election Under Section
83(b) of the Code

     If any grantee shall, in connection with the acquisition of shares of Common Stock under the Plan, make the election permitted under section 83(b) of the Code (i.e., an election to include in gross income in the year of transfer the amounts specified in section 83(b)), such grantee shall notify the Company of such election within 10 days of filing notice of the election with the Internal Revenue Service, in addition to any filing and notification required pursuant to regulations issued under the authority of Code section 83(b).

     3.5  Requirement of Notification Upon Disqualifying
Disposition Under Section 421(b) of the Code

     Each grantee of an incentive stock option shall notify the Company of any disposition of shares of Common Stock issued pursuant to the exercise of such option under the circumstances described in section 421(b) of the Code (relating to certain disqualifying dispositions), within 10 days of such disposition.

     3.6  Withholding Taxes

     (a) With Respect to Cash Payments. Whenever cash is to be paid pursuant to an award under the Plan, the Company shall be entitled to deduct therefrom an amount sufficient in its opinion to satisfy all federal, state and other governmental tax withholding requirements related to such payment.

     (b) With Respect to Delivery of Common Stock. Whenever shares of Common Stock are to be delivered pursuant to an award under the Plan, the Company shall be entitled to require as a condition of delivery that the grantee remit to the Company an amount sufficient in the opinion of the Company to satisfy all federal, state and other governmental tax withholding requirements related thereto. With the approval of the Committee, which the Committee shall have sole discretion whether or not to give, the grantee may satisfy the foregoing condition by electing to have the Company withhold from delivery shares having a value equal to the amount of tax to be withheld. Such shares shall be valued at their Fair Market Value as of the date on which the amount of tax to be withheld is determined. Fractional share amounts shall be settled in cash. Such a withholding election may be made with respect to all or any portion of the shares to be delivered pursuant to an award.

     3.7  Adjustment Upon Changes in Common Stock

     (a) Shares Available for Grants. In the event of any change in the number of shares of Common Stock outstanding by reason of any stock dividend or split, reverse stock split, recapitalization, merger, consolidation, combination or exchange of shares or similar corporate change, the maximum number of shares of Common Stock with respect to which the Committee may grant awards under Article II hereof, as described in Section 1.5(a), and the individual annual limit described in Section 1.5(d), shall be appropriately adjusted by the Committee. In the event of any change in the number of shares of Common Stock outstanding by reason of any other event or transaction, the Committee may, but need not, make such adjustments in the number and class of shares of Common Stock with respect to which awards:
(i) may be granted under Article II hereof and (ii) granted to any one employee of the Company or a subsidiary during any one calendar year, in each case as the Committee may deem appropriate, unless such adjustment would cause any award that would otherwise qualify as performance based compensation with respect to a "162(m) covered employee" (as defined in Section 3.9(a)(i)), to cease to so qualify.

     (b) Outstanding Restricted Stock and Performance Shares. Unless the Committee in its absolute discretion otherwise determines, any securities or other property (including dividends paid in cash) received by a grantee with respect to a share of restricted stock which has not yet vested, as a result of any dividend, stock split, reverse stock split, recapitalization, merger, consolidation, combination, exchange of shares or otherwise, will not vest until such share of restricted stock vests, and shall be promptly deposited with the Company or other custodian designated pursuant to Section 2.7(c) hereof.

     The Committee may, in its absolute discretion, adjust any grant of performance shares to reflect any dividend, stock split, reverse stock split, recapitalization, merger, consolidation, combination, exchange of shares or similar corporate change as the Committee may deem appropriate to prevent the enlargement or dilution of rights of grantees.

     (c) Outstanding Options and Stock Appreciation Rights - Increase or Decrease in Issued Shares Without Consideration. Subject to any required action by the stockholders of the Company, in the event of any increase or decrease in the number of issued shares of Common Stock resulting from a subdivision or consolidation of shares of Common Stock or the payment of a stock dividend (but only on the shares of Common Stock), or any other increase or decrease in the number of such shares effected without receipt of consideration by the Company, the Committee shall proportionally adjust the number of shares of Common Stock subject to each outstanding option and stock appreciation right, and the exercise price-per-share of Common Stock of each such option and stock appreciation right.

     (d) Outstanding Options and Stock Appreciation Rights - Certain Mergers. Subject to any required action by the stockholders of the Company, in the event that the Company shall be the surviving corporation in any merger or consolidation (except a merger or consolidation as a result of which the holders of shares of Common Stock receive securities of another corporation), each option and stock appreciation right outstanding on the date of such merger or consolidation shall pertain to and apply to the securities which a holder of the number of shares of Common Stock subject to such option or stock appreciation right would have received in such merger or consolidation.

     (e) Outstanding Options and Stock Appreciation Rights - Certain Other Transactions. In the event of (i) a dissolution or liquidation of the Company, (ii) a sale of all or substantially all of the Company's assets, (iii) a merger or consolidation involving the Company in which the Company is not the surviving corporation or (iv) a merger or consolidation involving the Company in which the Company is the surviving corporation but the holders of shares of Common Stock receive securities of another corporation and/or other property, including cash, the Committee shall, in its absolute discretion, have the power to:

          (A) cancel, effective immediately prior to the occurrence of such event, each option and stock appreciation right outstanding immediately prior to such event (whether or not then exercisable), and, in full consideration of such cancellation, pay to the grantee to whom such option or stock appreciation right was granted an amount in cash, for each share of Common Stock subject to such option or stock appreciation right, respectively, equal to the excess of (x) the value, as determined by the Committee in its absolute discretion, of the property (including cash) received by the holder of a share of Common Stock as a result of such event over (y) the exercise price of such option or stock appreciation right; or

          (B) provide for the exchange of each option and stock appreciation right outstanding immediately prior to such event (whether or not then exercisable) for an option on or stock appreciation right with respect to, as appropriate, some or all of the property which a holder of the number of shares of Common Stock subject to such option or stock appreciation right would have received and, incident thereto, make an equitable adjustment as determined by the Committee in its absolute discretion in the exercise price of the option or stock appreciation right, or the number of shares or amount of property subject to the option or stock appreciation right or, if appropriate, provide for a cash payment to the grantee to whom such option or stock appreciation right was granted in partial consideration for the exchange of the option or stock appreciation right.

     (f) Outstanding Options and Stock Appreciation Rights - Other Changes. In the event of any change in the capitalization of the Company or a corporate change other than those specifically referred to in Sections 3.7(c), (d) or (e) hereof, the Committee may, in its absolute discretion, make such adjustments in the number and class of shares subject to options and stock appreciation rights outstanding on the date on which such change occurs and in the per-share exercise price of each such option and stock appreciation right as the Committee may consider appropriate to prevent dilution or enlargement of rights. In addition, if and to the extent the Committee determines it is appropriate, the Committee may elect to cancel each option and stock appreciation right outstanding immediately prior to such event (whether or not then exercisable), and, in full consideration of such cancellation, pay to the grantee to whom such option or stock appreciation right was granted an amount in cash, for each share of Common Stock subject to such option or stock appreciation right, respectively, equal to the excess of (i) the Fair Market Value of Common Stock on the date of such cancellation over (ii) the exercise price of such option or stock appreciation right.

     (g) No Other Rights. Except as expressly provided in the Plan, no grantee shall have any rights by reason of any subdivision or consolidation of shares of stock of any class, the payment of any dividend, any increase or decrease in the number of shares of stock of any class or any dissolution, liquidation, merger or consolidation of the Company or any other corporation. Except as expressly provided in the Plan, no issuance by the Company of shares of stock of any class, or securities convertible into shares of stock of any class, shall affect, and no adjustment by reason thereof shall be made with respect to, the number of shares of Common Stock subject to an award or the exercise price of any option or stock appreciation right.

     3.8  Change in Control

     (a)  Change in Control Defined.  For purposes of this
Section 3.8, a "Change in Control" shall be deemed to have occurred upon the happening of any of the following events: (i) any "person," including a "group," as such terms are defined in sections 13(d) and 14(d) of the 1934 Act and the rules promulgated thereunder, becomes the beneficial owner, directly or


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indirectly, whether by purchase or acquisition or agreement to act in concert or otherwise, of 20% or more of the outstanding shares of Common Stock of the Company; (ii) the consummation of the merger, consolidation, or liquidation of the Company, or the sale of all or substantially all of the assets of the Company; or
(iii) a majority of directors are elected to the Board without having previously been nominated and approved by a majority of the members of the Board incumbent on the day immediately preceding such election.

     (b) Effect of a Change in Control. Upon the occurrence of a Change in Control:

          (i) notwithstanding any other provision of this Plan, any award then outstanding shall become fully vested and any award in the form of an option or stock appreciation right shall be immediately exercisable;

          (ii) to the extent permitted by law, the Committee may, in its sole discretion, amend any Grant Certificate in such manner as it deems appropriate;

          (iii) a grantee who incurs a termination of employment for any reason, other than a dismissal for cause, concurrent with or within one year following the Change in Control may exercise any outstanding option or stock appreciation right, but only to the extent that the grantee was entitled to exercise the award on the grantee's termination of employment date, until the earlier of (A) the original expiration date of the award and (B) the later of
     (x) the date provided for under the terms of Section 2.5 without reference to this Section 3.8(b)(iii) and (y) the first anniversary of the grantee's termination of employment.

     3.9  Limitations Imposed by Section 162(m)

     (a) Qualified Performance-Based Compensation. To the extent the Committee determines it is desirable to grant an award to an individual it anticipates might be a "162(m) covered employee" (as defined below), with respect to which award the compensation realized by the grantee will or may not otherwise be deductible by operation of section 162(m) of the Code, the Committee may, as part of its effort to have such an award treated as "qualified performance-based compensation" within the meaning of Code section 162(m), make the vesting of the award subject to the attainment of one or more preestablished objective performance goals.

               (i) An individual is a "162(m) covered employee" if, as of the last day of the Company's taxable year for which the compensation related to an award would otherwise be deductible (without regard to section 162(m)), he or she is (A) the chief executive officer of the Company (or is acting in such capacity) or (B) one of the four highest compensated officers of the Company other than the chief executive officer. Whether an individual is described in either clause (A) or (B) above shall be determined in accordance with applicable regulations under section 162(m) of the Code.

               (ii) If the Committee has determined to grant an award to an individual it anticipates might be a 162(m) covered employee pursuant to this Section 3.9(a), then prior to the earlier to occur of (A) the first day after 25% of each period of service to which the performance goal relates has elapsed and (B) the ninety first (91st) day of such period and, in either case, while the performance outcome remains substantially uncertain, the Committee shall set one or more objective performance goals for each such 162(m) covered person for such period. Such goals shall be expressed in terms of (A) one or more corporate or divisional earnings-based measures (which may be based on net income, operating income, cash flow, residual income or any combination thereof) and/or (B) one or more corporate, divisional or individual scientific or inventive measures. Each such goal may be expressed on an absolute and/or relative basis, may employ comparisons with past performance of the Company (including one or more divisions) and/or the current or past performance of other companies, and in the case of earnings-based measures, may employ comparisons to capital, stockholders' equity and shares outstanding. The terms of the award shall state an objective formula or standard for computing the amount of compensation payable, and shall preclude discretion to increase the amount of compensation payable, if the goal is attained.


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

               (iii) Except as otherwise provided herein, the measures used in performance goals set under the Plan shall be determined in accordance with generally accepted accounting principles ("GAAP") and in a manner consistent with the methods used in the Company's regular reports on Forms 10-K and 10-Q, without regard to any of the following unless otherwise determined by the Committee consistent with the requirements of section 162(m)(4)(C) and the regulations thereunder: (A) all items of gain, loss or expense for the period that are related to special, unusual or nonrecurring items, events or circumstances affecting the Company or the financial statements of the Company; (B) all items of gain, loss or expense for the period that are related to (x) the disposal of a business or discontinued operations or (y) the operations of any business acquired by the Company during the period; and (C) all items of gain, loss or expense for the period that are related to changes in accounting principles or to changes in applicable law or regulations.

     (b) Nonqualified Deferred Compensation. Notwithstanding any other provision hereunder, prior to a Change in Control, if and to the extent that the Committee determines the Company's federal tax deduction in respect of an award may be limited as a result of section 162(m) of the Code, the Committee may take the following actions:

               (i) With respect to options or stock appreciation rights, the Committee may delay the exercise or payment, as the case may be, in respect of such options or stock appreciation rights until a date that is within 30 days after the earlier to occur of (A) the date that compensation paid to the grantee no longer is subject to the deduction limitation under section 162(m) of the Code and (B) the occurrence of a Change in Control. In the event that a grantee exercises an option or stock appreciation right at a time when the grantee is a 162(m) covered employee, and the Committee determines to delay the exercise or payment, as the case may be, in respect of any such award, the Committee shall credit cash or, in the case of an amount payable in Common Stock, the Fair Market Value of the Common Stock, payable to the grantee to a book account. The grantee shall have no rights in respect of such book account and the amount credited thereto shall not be transferable by the grantee other than by will or laws of descent and distribution. The Committee may credit additional amounts to such book account as it may determine in its sole discretion. Any book account created hereunder shall represent only an unfunded, unsecured promise by the Company to pay the amount credited thereto to the grantee in the future.

               (ii)  With respect to restricted stock or
     performance shares, the Committee may require the grantee to surrender to the Committee any Grant Certificates with respect to such awards, in order to cancel the awards of such restricted stock or performance shares. In exchange for such cancellation, the Committee shall credit to a book account a cash amount equal to the Fair Market Value of the shares of Common Stock subject to such awards. The amount credited to the book account shall be paid to the grantee within 30 days after the earlier to occur of (A) the date that compensation paid to the grantee no longer is subject to the deduction limitation under section 162(m) of the Code and (B) the occurrence of a Change in Control. The grantee shall have no rights in respect of such book account and the amount credited thereto shall not be transferable by the grantee other than by will or laws of descent and distribution. The Committee may credit additional amounts to such book account as it may determine in its sole discretion. Any book account created hereunder shall represent only an unfunded, unsecured promise by the Company to pay the amount credited thereto to the grantee in the future.

     3.10 Right of Discharge Reserved

     Nothing in the Plan or in any Grant Certificate shall confer upon any grantee the right to continue employment with the Company or affect any right which the Company may have to terminate such employment.


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


     3.11 Nature of Payments

     (a) Consideration for Services Performed. Any and all grants of awards and issuances of shares of Common Stock under the Plan shall be in consideration of services performed for the Company by the grantee.

     (b) Not Taken into Account for Benefits. All such grants and issuances shall constitute a special incentive payment to the grantee and shall not be taken into account in computing the amount of salary or compensation of the grantee for the purpose of determining any benefits under any pension, retirement, profit-sharing, bonus, life insurance or other benefit plan of the Company or under any agreement between the Company and the grantee, unless such plan or agreement specifically otherwise provides.

     3.12 Non-Uniform Determinations

     The Committee's determinations under the Plan need not be uniform and may be made by it selectively among persons who receive, or who are eligible to receive, awards under the Plan (whether or not such persons are similarly situated). Without limiting the generality of the foregoing, the Committee shall be entitled, among other things, to make non-uniform and selective determinations, and to enter into non-uniform and selective Grant Certificates, as to (a) the persons to receive awards under the Plan, (b) the terms and provisions of awards under the Plan, and
(c) the treatment of leaves of absence pursuant to Section
1.6(c).

     3.13 Other Payments or Awards

     Nothing contained in the Plan shall be deemed in any way to limit or restrict the Company from making any award or payment to any person under any other plan, arrangement or understanding, whether now existing or hereafter in effect.

     3.14 Headings

     Any section, subsection, paragraph or other subdivision headings contained herein are for the purpose of convenience only and are not intended to expand, limit or otherwise define the contents of such subdivisions.

     3.15 Effective Date and Term of Plan

     (a) Adoption; Stockholder Approval. The Plan was adopted by the Board on April 11, 2005, subject to approval by the Company's stockholders. All awards under the Plan prior to such stockholder approval are subject in their entirety to such approval. If such approval is not obtained prior to the first anniversary of the date of adoption of the Plan, the Plan and all awards thereunder shall terminate on that date.

     (b) Termination of Plan. Unless sooner terminated by the Board or pursuant to paragraph (a) above, the provisions of the Plan respecting the grant of awards shall terminate on the tenth anniversary of the adoption of the Plan by the Board, and no awards shall thereafter be made under the Plan. All such awards made under the Plan prior to its termination shall remain in effect until such awards have been satisfied or terminated in accordance with the terms and provisions of the Plan and the applicable Grant Certificates.

     3.16 Restriction on Issuance of Stock Pursuant to Awards

     The Company shall not permit any shares of Common Stock to be issued pursuant to Awards granted under the Plan unless such shares of Common Stock are fully paid and non-assessable, within the meaning of Section 152 of the Delaware General Corporation Law, except as otherwise permitted by Section 153(c) of the Delaware General Corporation Law.



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     3.17 Governing Law

     Except to the extent preempted by any applicable federal law, the Plan will be construed and administered in accordance with the laws of the State of Delaware, without giving effect to principles of conflict of laws.

























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